As filed with the Securities and Exchange Commission on May 25, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 25, 2012
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

    On May 25, 2012, Bank of America Corporation (the Registrant) completed the repurchase of $134 million aggregate liquidation amount of capital securities of BAC Capital Trust VI, pursuant to a previously announced tender offer for such securities, and the related cancellation and retirement of the underlying 5⅝% Junior Subordinated Notes, due 2035 of the Registrant issued to and held by BAC Capital Trust VI. As a result of this repurchase of capital securities and the related cancellation and retirement of the underlying 5⅝% Junior Subordinated Notes, the series of covered debt benefitting from the Registrant's replacement capital covenant, executed February 16, 2007 in connection with the issuance by BAC Capital Trust XIV of its 5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities (the Replacement Capital Covenant), was redesignated. Effective as of May 25, 2012, the 5⅝% Junior Subordinated Notes ceased being the covered debt under the Replacement Capital Covenant. Also effective as of May 25, 2012, the Registrant's 6⅞% Junior Subordinated Notes, due 2055 (CUSIP No. 060505CJ1) underlying the capital securities of BAC Capital Trust XII (CUSIP No. 05633T209), became the covered debt with respect to and in accordance with the terms of the Replacement Capital Covenant.

The Replacement Capital Covenant is an exhibit hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1
Replacement Capital Covenant, dated as of February 16, 2007, of Bank of America Corporation, incorporated herein by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Randall J. Shearer
Randall J. Shearer
Financial Reporting and Policy Executive

Dated: May 25, 2012

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1
Replacement Capital Covenant, dated as of February 16, 2007, of Bank of America Corporation, incorporated herein by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed February 16, 2007.

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